SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2003

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California (Address of principal executive offices)	94111 (Zip Code)

Registrant’s telephone number, including area code (415) 733-4000

Inapplicable

(Former name or former address if changed since last report)

Item 7(c) Exhibits.
Item 9. Regulation FD Disclosure
SIGNATURES
Exhibit 99.1

Item 7(c) Exhibits.

     99.1 Press Release of ABM Industries Incorporated dated May 20, 2003, reporting jury verdicts in two employment litigation matters

Item 9. Regulation FD Disclosure

     The information set forth under “Item 9. Regulation FD Disclosure” is furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

     On May 20, 2003, ABM Industries Incorporated issued a press release stating that it will appeal a Washington State court jury’s decision yesterday to award $4 million in damages to a former employee because it is inconsistent with the law and the facts of the case. ABM also announced the jury verdict in its favor in the second employment case being tried in the same court. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: May 21, 2003	By: /s/ Linda S. Auwers

Linda S. Auwers
Senior Vice President and
General Counsel